Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Andersons, Inc. of our report dated February 27, 2017 relating to the consolidated financial statements of Lansing Trade Group, LLC and Subsidiaries which appears in The Andersons, Inc. Form 10-K for the year ended December 31, 2017.

                                                                                                                                                                                                                                                             /s/ Crowe LLP

Indianapolis, Indiana
December 21, 2018